Exhibit 99.1

Versus Systems Executes Definitive Agreement with LiftMedia to Launch Interactive Digital Out-of-Home Engagement Platform Across Key European Markets

MIAMI, FLORIDA – December 11, 2025 – Versus Systems Inc. (“Versus” or the “Company”) (Nasdaq: VS) today announced that it has executed a definitive agreement, furthering the newly announced initiative with LiftMedia LDA., to integrate Versus’ interactive engagement technology across LiftMedia’s extensive Digital Out-of-Home (DOOH) network, reaching 2.65 million people per day and nearly 1 billion impressions annually, creating a scalable monetization engine tied to user interaction and brand engagement. Under this agreement, the parties shall continue the development of a new consumer-facing mobile app to be available in parts of Spain, Portugal, and other key regions across the Iberian Peninsula and Europe. The app will be designed to connect LiftMedia’s vast DOOH network with a digital ecosystem of content, games, commercial services, and daily-life utilities. Through the app, users will be able to access exclusive content displayed on LiftMedia screens and benefit from additional technology-enabled services. A pilot launch in Spain and Portugal will initiate in the second half of Q1 2026, with a full rollout within the aforementioned region, in Q2 2026, with further expansionary phases forthcoming.

The agreement includes a new interactive content hub, “LiftGames,” enabling users to access Versus-powered instant games, challenges, competitions, and reward-based engagement integrated directly into LiftMedia’s elevator and residential screen network, where users can:

●	Play Versus-powered instant games

●	Participate in quizzes, challenges, and prize draws

●	Compete with neighbors, friends, or co-workers

●	Share branded content

●	Earn rewards through recurring engagement

●	Interact with content in elevators, at home, at work, and on weekends

This access to several touchpoints multiplies the total addressable engagement volume.

Multi-Layered Business Model

Versus Systems will become embedded within LiftMedia’s commercial offering, enabling LiftMedia’s sales team to sell engagement-driven campaigns across one of the region’s largest DOOH footprints. The solution leverages LiftMedia’s existing hardware footprint, requiring no new installations. Revenue will be shared 50:50 across qualified digital engagement streams. Predicted revenue streams include but are not limited to:

●	Sponsored and branded games

●	Engagement based billing

●	Affiliate partnerships

●	Tournaments

●	Subscriptions

●	Data Insights

“This partnership positions Versus to unlock recurring digital revenue at scale by transforming LiftMedia’s DOOH network into a dynamic engagement ecosystem,” said Luis Goldner, Chief Executive Officer of Versus Systems.

User Experience That Evolves with Audience Needs

LiftMedia is designing the new mobile app with Versus contributing UX architecture, gamification, and engagement funnels, creating a seamless path from DOOH screens to mobile activation. This creates a unique opportunity to embed Versus’ technology and engagement tools at the core of the user journey.

“This new platform will redefine how residents interact with daily digital touchpoints,” said Flavio Polay, Founder of LiftMedia. “We’re looking forward to working with Versus to create an intentional and exciting user journey for our customers.”

The app is expected to launch in late Q1 2026, followed by broader rollout across key Iberian markets in Q2 2026.

About Versus Systems

Versus Systems (NASDAQ: VS) is a leading provider of gamification and audience engagement technology. Its platform empowers brands to create rewarding interactive experiences that transform how they connect with consumers. Versus’ solutions are used globally by brands, teams, venues, and entertainment companies.

For more information on Versus Systems and its engagement technologies, visit versussystems.com.

About LiftMedia

LiftMedia LDA is an innovative Digital Out-of-Home advertising company based in Europe specializing in elevator screen content and advertising media. The company specializes in digital out-of-home media, focusing on advertising on digital screens installed in elevators of residential and commercial buildings, enabling local businesses, service providers, and any company looking to reach residential areas to have a cost-effective and innovative marketing solution.

Forward-Looking Statements

This press release contains statements that are not historical in nature, including those containing words such as “will,” “begin,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or other forms or the negative of these words or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends and business plans contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about our prospects, including our future business, revenues, expenses, net income, financial condition and results of operations, our sources and goals for future revenues and earnings, and our expectations about realizing revenues.

Such statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based, or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Investor Contact:

Cody Slach

Gateway Group, Inc.

949-574-3860

IR@versussystems.com

or

press@versussystems.com

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